UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2013, StoneMor Partners L.P. (the “Partnership”), Cornerstone Family Services of West Virginia Subsidiary, Inc., a wholly owned subsidiary of the Partnership (“CFS West Virginia” and together with the Partnership, the “Issuers”), and certain subsidiary guarantors (the “Initial Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting on behalf of itself and as the representative for the other initial purchasers named in the Purchase Agreement (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Issuers, as joint and several obligors, agreed to sell to the Initial Purchasers $175 million aggregate principal amount of 7.875% Senior Notes due 2021 (the “Notes”), with original issue discount of approximately $3.8 million, in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers (i) to qualified institutional buyers pursuant to Rule 144A under the Securities Act or (ii) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act (the “Notes Offering”). The Notes Offering is scheduled to close on May 28, 2013.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Initial Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Issuers and the Initial Guarantors also agreed to enter into a Registration Rights Agreement for the benefit of holders of the Notes.

The foregoing summary of the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Initial Purchasers, or their respective affiliates, act as lenders under the Third Amended and Restated Credit Agreement, as amended (the “Credit Agreement”), and engage in investment banking and other commercial dealings with the Partnership and its affiliates for which they received, and will receive, the payment of their customary fees and expenses, as applicable.

The proceeds from the Notes Offering will be used to fund the pending tender offer and consent solicitation for the outstanding 10.25% Senior Notes due 2017 and to pay fees and expenses related to the Notes Offering, with the balance of the proceeds from the Notes Offering to be used to pay down borrowings outstanding under the Credit Agreement.

Item 8.01	Other Events.

On May 16, 2013, the Partnership issued a press release announcing the pricing of the Notes Offering. A copy of the press release, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Purchase Agreement, dated May 16, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the subsidiary guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting on behalf of itself and as the representative for the initial purchasers named therein.

99.1	Press Release dated May 16, 2013, “StoneMor Partners L.P. Announces Pricing of Private $175 Million Debt Offering.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer

Date: May 16, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated May 16, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the subsidiary guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting on behalf of itself and as the representative for the initial purchasers named therein.

99.1	Press Release dated May 16, 2013, “StoneMor Partners L.P. Announces Pricing of Private $175 Million Debt Offering.”